EXHIBIT 4.4
================================================================================






                D.R. HORTON, INC. AND THE GUARANTORS PARTY HERETO

                                       AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                       as
                                     Trustee



                                   -----------

                          FOURTH SUPPLEMENTAL INDENTURE

                           Dated as of April 20, 1998

                                   -----------



                               8 3/8% SENIOR NOTES
                                    DUE 2004











================================================================================

         FOURTH SUPPLEMENTAL INDENTURE, dated as of April 20, 1998, to the Indenture, dated as of June 9, 1997 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), by and between D.R. HORTON, INC., a Delaware corporation (the "Company"), the ADDITIONAL GUARANTORS (as defined herein), the EXISTING GUARANTORS (as defined herein) and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, the Company and the Trustee entered into the Indenture to provide for the issuance from time to time of senior debt securities (the "Securities") to be issued in one or more series as the Indenture provides;

         WHEREAS, pursuant to the First Supplemental Indenture dated as of June 9, 1997 (the "First Supplemental Indenture"), among the Company, the guarantors party thereto (with the guarantors party to subsequent supplemental indentures, the "Existing Guarantors") and the Trustee, the Company issued a series of Securities designated as its 8 3/8% Senior Notes due 2004 in the aggregate principal amount of up to $250,000,000 (the "Notes");

         WHEREAS, on April 20, 1998, pursuant to the laws of the State of Delaware and in accordance with the terms of the Agreement and Plan of Merger, dated as of December 18, 1997 (the "Merger Agreement"), by and between the Company and Continental Homes Holding Corp., a Delaware corporation ("Continental"), Continental was duly merged with and into the Company (the "Merger") with the Company continuing as the surviving corporation;

         WHEREAS, pursuant to Section 4.05 of the Indenture, if the Company organizes, acquires or otherwise invests in another Subsidiary which becomes a Restricted Subsidiary, then such Subsidiary shall execute and deliver a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes on the terms set forth in the Indenture;

         WHEREAS, as a result of the Merger and in accordance with Section 4.05 of the Indenture, the Company desires to cause each of the former subsidiaries of Continental who are deemed to be Restricted Subsidiaries according to the Indenture to be bound by those terms applicable to a Guarantor under the Indenture (as it applies to the Securities);

         WHEREAS, the execution of this Fourth Supplemental Indenture has been duly authorized by the Boards of Directors of the Company and the Additional Guarantors and all things necessary to make this Fourth Supplemental Indenture a valid, binding and legal instrument according to its terms have been done and performed;

         NOW THEREFORE, for and in consideration of the premises, the Company, the Existing Guarantors and the Additional Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the Securities as follows:

                                   ARTICLE I.

                              ADDITIONAL GUARANTORS

         1.1. In accordance with Section 4.05 of the Indenture, the following Restricted Subsidiaries (the "Additional Guarantors") hereby unconditionally guarantee all of the Company's obligations under the Securities of any Series that has the benefit of Guarantees of other Subsidiaries of the Company and the Indenture (as it relates to all such Series) on the terms set forth in the Indenture, including without limitation, Article Nine thereof, and, in the case of the Notes, Article One of the First Supplemental Indenture thereto and the Guarantees affixed thereto:

         Name                                    Jurisdiction of Organization
         ----                                    ----------------------------

  Continental Homes, Inc.                                Delaware
  KDB Homes, Inc.                                        Delaware
  L&W Investments, Inc.                                  California
  Continental Ranch, Inc.                                Delaware
  Continental Homes of Florida, Inc.                     Florida
  CHI Construction Company                               Arizona
  CHTEX of Texas, Inc.                                   Delaware
  CH Investments of Texas, Inc.                          Delaware
  Continental Homes of Austin, L.P.                      Texas
  Continental Homes of Dallas, L.P.                      Texas
  Continental Homes of San Antonio, L.P.                 Texas

         1.2. The Trustee is hereby authorized to add the above-named Additional Guarantors to the list of Guarantors on the Guarantees affixed to the Notes.

                                   ARTICLE II.

                            MISCELLANEOUS PROVISIONS

         2.1. This Fourth Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, dated as of September 30, 1997, by and among the Company, the guarantors thereto and the Trustee, and the Third Supplemental Indenture, dated as of April 17, 1998, by and among the Company, the guarantors thereto and the Trustee, shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

         2.2. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         2.3. In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourth Supplemental Indenture or of the Notes.

         2.4. The article and section headings herein are for convenience only and shall not affect the construction hereof.

         2.5. Any capitalized term used in this Fourth Supplemental Indenture and not defined herein that is defined in the Indenture shall have the meaning specified in the Indenture, unless the context shall otherwise require.

         2.6. All covenants and agreements in this Fourth Supplemental Indenture by the Company and the Additional Guarantors shall bind each of their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Fourth Supplemental Indenture shall bind its successors and assigns.

         2.7. The laws of the State of New York shall govern this Fourth Supplemental Indenture, the Securities of each Series and the Guarantees.

         2.8. Except as amended by this Fourth Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

         2.9. This Fourth Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Fourth Supplemental Indenture.

         2.10. All liability described in paragraph 12 of the Notes of any director, officer, employee or stockholder, as such, of the Company is waived and released.

         2.11 The Trustee accepts the modifications of the trust effected by this Fourth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as the statements of the Company and the Additional Guarantors, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Fourth Supplemental Indenture and the Trustee makes no representation with respect thereto.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                        D.R. HORTON, INC.

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller
                                           Executive Vice President,
                                           Chief Financial Officer and Treasurer


                                        ADDITIONAL GUARANTORS:
                                        Continental Homes, Inc.
                                        KDB Homes, Inc.
                                        L&W Investments, Inc.
                                        Continental Ranch, Inc.
                                        Continental Homes of Florida, Inc.
                                        CHI Construction Company
                                        CHTEX of Texas, Inc.
                                        CH Investments of Texas, Inc.

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer


                                        Continental Homes of Austin, L.P.
                                              By:   CHTEX of Texas, Inc.
                                              Its:  General Partner

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer


                                        Continental Homes of Dallas, L.P.
                                              By:   CHTEX of Texas, Inc.
                                              Its:  General Partner

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer

                                        Continental Homes of San Antonio, L.P.
                                              By:   CHTEX of Texas, Inc.
                                              Its:  General Partner

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer


                                        EXISTING GUARANTORS:
                                        DRHI, Inc.
                                        DRH Construction, Inc.
                                        DRH New Mexico Construction, Inc.
                                        D.R. Horton Denver Management Company,
                                           Inc.
                                        D.R. Horton, Inc. - Albuquerque
                                        D.R. Horton, Inc. - Denver
                                        D.R. Horton, Inc. - Minnesota
                                        D.R. Horton, Inc. - New Jersey
                                        Meadows I, Ltd.
                                        Meadows II, Ltd.
                                        Meadows IX, Inc.
                                        Meadows X, Inc.
                                        D.R. Horton Los Angeles Holding Company,
                                           Inc.
                                        D.R. Horton Los Angeles Management
                                           Company, Inc.
                                        D.R. Horton, Inc. - Birmingham
                                        D.R. Horton, Inc. - Greensboro
                                        D.R. Horton San Diego Holding Company,
                                           Inc.
                                        D.R. Horton San Diego Management
                                           Company, Inc.
                                        D.R. Horton, Inc. - Torrey
                                        DRH Tucson Construction, Inc.
                                        D.R. Horton, Inc. - Sacramento
                                        D.R. Horton - Sacramento Management
                                           Company, Inc.
                                        C. Richard Dobson Builders, Inc.
                                        Land Development, Inc.
                                        S. G. Torrey Atlanta, Ltd.

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer

                                        D.R. Horton Management Company, Ltd.
                                        By:   Meadows I, Ltd.,
                                              its general partner

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer


                                        D.R. Horton - Texas, Ltd.
                                        By:   Meadows I, Ltd.,
                                              its general partner

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer


                                        SGS Communities at Grande Quay, LLC
                                        By:   Meadows IX, Inc., a member

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer

                                        and

                                        By:   Meadows X, Inc., a member

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer

                                        AMERICAN STOCK TRANSFER & TRUST
                                        COMPANY, as Trustee

                                        By:/s/ Herbert J. Lemmer
                                           -------------------------------------
                                           Name:  Herbert J. Lemmer
                                           Title:  Vice President